Exhibit 99.2

REALTY INCOME CORPORATION

600 LA TERRAZA BLVD.

ESCONDIDO, CA 92025

AR CAPITAL, LLC

405 Park Avenue

15th Floor

New York, NY 10022

Nicholas S. Schorsch

405 Park Avenue

15th Floor

New York, NY 10022

September 6, 2012

Re:                               Agreement and Plan of Merger Between American Realty Capital Trust, Inc. and Realty Income Corporation

Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Realty Income Corporation, a Maryland corporation (“Parent”), Tau Acquisition LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub”), and American Realty Capital Trust, Inc., a Maryland corporation (the “Company”), pursuant to which the Company will merge with and into Merger Sub.  Any term not otherwise defined herein shall have the meaning given such term in the Merger Agreement.

Each of Parent, AR Capital, LLC (“ARC”) and Nicholas S. Schorsch (“Schorsch”), as applicable, represent and warrant that (a) each has the necessary power and authority to enter into this side letter and to carry out its obligations hereunder, including, if applicable, paying to Parent the Excess Amount, if any, (b) no consents, approvals, authorizations and other actions are required for Parent, ARC or Schorsch to execute, deliver and perform their respective obligations under this side letter and (c) each of ARC and Schorsch has sufficient funds to pay the Excess Amount (as defined below), if any, when and if such amount is due.

A.                                     Reimbursement of Specified Expenses in Excess of $15,000,000

1.                                       Within 60 days after the Closing, to the extent that Parent determines that the Company has incurred Specified Expenses that exceed $15,000,000, Parent shall deliver to ARC and Schorsch a written statement along with copies of available supporting documentation (the “Statement”) setting forth Parent’s determination of the Specified Expenses.  ARC shall have 15 Business Days following the receipt of the Statement to review the Statement and if ARC fails to deliver written notice to Parent setting forth in reasonable detail the particulars of any disagreement (the “Dispute Notice”) with respect to the Statement within such 15 Business Day period, the Specified Expenses set forth in the Statement shall be deemed final (absent manifest error) (such amount, or any amount agreed to by the parties or any amount as determined by the Auditor as set forth below, the “Final Specified Expenses”).  In the event that ARC delivers a

Dispute Notice, Parent and ARC shall negotiate in good faith for 10 Business Days following the receipt of the Dispute Notice to agree to the Specified Expenses.  If Parent and ARC fail to agree to the Specified Expenses within such 10 Business Day period, then either party may submit the dispute to an independent accounting firm of regionally recognized standing (the “Auditor”) to resolve any such dispute.  The costs of such Auditor shall be borne equally by Parent and ARC.  The determination of the Auditor as to the Specified Expenses shall be final, conclusive and binding on ARC, Schorsch and Parent (absent manifest error).

2.                                       In the event that the Final Specified Expenses exceed $15,000,000 (such excess, the “Excess Amount”), then, unless directed by Schorsch that either ARC or  Schorsch  will pay the Excess Amount in cash and such payment is made within 10 Business Days of the determination of the Final Specified Expenses, Parent shall be entitled to offset the Excess Amount against the preferred OP Units held by Schorsch (with any attendant tax consequences of such forfeiture to be for Schorsch account), and to the extent the Excess Amount is greater than the value of such preferred OP Units, then ARC shall pay, or cause to be paid, to Parent within 10 Business Days by wire transfer of same day funds to an account designated by Parent, such Excess Amount that is not offset against the preferred OP Units.  Any forfeiture of preferred OP Units shall be valued at their liquidation preference.  Schorsch hereby agrees that neither Parent nor any of its affiliates shall be liable for any tax consequences attributable to any forfeiture of OP Units under this Agreement notwithstanding any agreement to the contrary in an instrument.

3.                                       For purposes of this side letter, “Specified Expenses” shall mean (a) all fees, costs, expenses, change of control payments to Company Employees or affiliates of ARC (not including the value of the LTIP Units) and severance payments and (b) 75% of the first $2,000,000 of any assumption or consent fees or costs (but expressly excluding principal, interest and exit fees) associated with Indebtedness assumption, in each case, incurred by, or on behalf of, the Company or any Company Subsidiary (or that become payable or are paid by the Company or any Company Subsidiary) in connection with or related to any due diligence investigation and the authorization, preparation, negotiation, execution and performance of the Merger Agreement and the consummation of the transactions contemplated thereby (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses), including, but not limited to, the services provided by Goldman Sachs, Proskauer Rose LLP, Venable LLP, Grant Thornton LLP, WeiserMazars LLP and FTI Consulting; provided, however, that (i) to the extent the Company, any Company Subsidiary or any director or officer of the Company or any Company Subsidiary incurs legal fees and expenses in connection with any litigation pertaining to the Merger Agreement and the transactions contemplated thereby that are payable or have been paid by the Company or any Company Subsidiary, such fees and expenses shall not be included in the Specified Expenses and (ii) any prepayment penalties, defeasance costs, make whole payments or similar amounts associated with Indebtedness shall also not be included in the Specified Expenses.

B.                                     Books and Records and Transition Services

1.                                       Subject to applicable Law, promptly (but in any event, within 30 calendar days) following the Closing, ARC shall deliver, at ARC’s sole cost and expense, to Parent all of the Books and Records to a place designated by Parent.

2.                                       Following the Closing for a period of one year, ARC will make available, at reasonable times and upon reasonable request, to Parent and the Surviving Entity at Parent’s expense with respect to third parties, its employees, agents, consultants, advisors and other personnel with knowledge of the business of the Company and the Company Subsidiaries to assist Parent in the transition of the business and introductions to third parties doing business with the Surviving Entity; provided, however, that such requests shall not unduly interfere with the operations of ARC.

3.                                       For purposes of this side letter, “Books and Records” means all of the books, records, files, data and information, whether in hard copy or digital format, including, without limitation, organizational documents, leases, debt related documents, title policies, environmental reports, financial and accounting records, Tax records, credit and collection records, correspondence and miscellaneous records with respect to tenants and all other general correspondence, in each case relating to the Company, a Company Subsidiary or their respective businesses.

C.                                    Indemnification Regarding Certain Matters

ARC and Schorsch shall, jointly and severally, indemnify, save and hold harmless Parent, the Surviving Entity and their respective subsidiaries and affiliates from and against any and all costs, losses, Taxes, liabilities, obligations, damages, claims, demands and expenses (whether or not arising out of third-party claims) incurred in connection with, arising out of, or resulting from (1) the termination of any Company Employees, (2) the leases on Section 6.11(a) of the Company Disclosure Letter (for lease payments and other liabilities on and after the Closing Date), and (3) the personal property on Section 6.11(b) of the Company Disclosure Letter (including with respect to any leases related thereto).

D.                                    Waiver of Fees, Unwinding of Joint Ventures and Pending Acquisitions

1.                                       ARC hereby waives, on its behalf and on behalf of each of its affiliates, any and all fees, commissions or other compensation (other than any reimbursement of expenses) to which any such Person could be entitled after the date hereof in connection with the Joint Venture Unwind Transactions as set forth in Section 6.22 of the Merger Agreement.

2.                                       ARC shall use commercially reasonable efforts to take all actions reasonably necessary to unwind the applicable joint ventures set forth in Section 1.1 of the Company Disclosure Letter, including taking all such actions required by the applicable joint venture agreements and applicable law.

3.                                       ARC, on its behalf and on behalf of each of its affiliates, and Schorsch each hereby agree that to the extent that any of the Pending Acquisitions are not consummated by the Company, neither ARC, any of its affiliates or Schorsch (or any Person whom he controls (as such term is defined in the Merger Agreement)) shall purchase or be permitted to purchase the applicable property related to the Pending Acquisition that was not so consummated.

This side letter may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto.  This letter may be executed in two or more counterparts,

each of which shall be deemed to be an original and together with this letter shall be deemed to be one and the same instrument.  This letter shall be governed by and interpreted and enforced in accordance with the laws of the State of Maryland (without reference to the choice of law provisions).

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

REALTY INCOME CORPORATION

		By:	/s/ Michael R. Pfeiffer
		Name:	Michael R. Pfeiffer
		Title:	Executive Vice President, General Counsel and Secretary

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST SET
FORTH ABOVE BY:

AR CAPITAL, LLC

By:	/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch
Title:	Managing Member

/s/ Nicholas S. Schorsch
NICHOLAS S. SCHORSCH